UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2008

PetroHunter Energy Corporation
(Exact name of registrant as specified in its charter)

Maryland	000-51152	98-0431245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Stout Street, Suite 2000, Denver, CO          80202
 (Address of principal executive offices)                  (Zip Code)

Registrant’s telephone number, including area code: (303) 572-8900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 11, 2008, the management of PetroHunter Energy Corporation (the “Company”), in consultation with the Audit Committee of its Board of Directors and its independent registered public accounting firm, had determined that the unaudited financial statements for the quarterly periods ended December 31, 2007 and March 31, 2008, included in the Company’s Quarterly Report on Form 10-Q for the quarters ended December 31, 2007 and March 31, 2008, should not be read without also considering the effect of errors that were discovered in subsequent periods.  The Company had identified the aggregate effects of correcting these errors in their proper quarterly periods, which was set forth in the Note 14 to its financial statements included in its Quarterly Report for the quarter ended June 30, 2008.

The corrections related primarily to an error in the Company’s accounting for detachable warrants in relation to its convertible debt issued in the fiscal first quarter ended December 31, 2007, which resulted in a significant error in the previously reported financial statements. Additionally, certain significant errors had arisen as the result of the incorrect interpretation and application of technical accounting guidance to the Company’s business circumstances.  The Company concluded that the individual and aggregate effects of these errors did not have a material effect on its June 30, 2008 unaudited balance sheet, or on the results of its operations for the nine months ended June 30, 2008.

On November 14, 2008, the management of the Company, in consultation with the Audit Committee of its Board of Directors, determined that the unaudited financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2007, March 31, 2008 and June 30, 2008 will be restated and should no longer be relied upon.  Errors in addition to those previously disclosed in the Company’s Quarterly Report for the quarter ended June 30, 2008 have been discovered.

The restated financial statements will address the following significant errors:

1.
Detachable Warrants with Convertible Debentures – The Company recorded a correcting entry during the third quarter to correct an error in relation to its accounting for the value of detachable warrants that were issued in relation to its Convertible Debentures.  During the first quarter, the Company established a value of $2.9 million for these warrants, and had immediately charged this amount to interest expense in error, versus establishing the value of the warrants as a discount against the value of the Convertible Debentures and amortizing the discount to interest expense over the remaining term of the convertible debentures using the effective interest method.  The effect of correcting this error during the third quarter was to understate the Company’s reported third quarter net loss (and interest expense) by $2.8 million (net of amortization effects), and to overstate its reported first quarter net loss (and interest expense) by $2.9 million.

2.
Detachable Warrants with Global Debt Facility – The Company recorded a correcting entry during the third quarter to correct an error in relation to its accounting for detachable warrants issued in relation to its Global Credit Facility.  First, the Company inappropriately used a warrant term assumption in its Black-Scholes calculation of fair value that was less than the contractual life of the warrants, which understated the initial value of the warrants.  Second, the Company failed to properly record deferred financing costs for the warrants that were issued in connection with securing the Facility.  The effect of the correction of this error during the third quarter was to overstate the Company’s reported net loss (and interest expense) by $0.4 million as a result of recording catch-up amortization charges, and understate both its first and second quarter reported net losses (and interest expense) by $0.2 million.

3.
Proceeds from Heavy Oil Asset Sale – The Company discovered an error in its accounting for the proceeds to be received in relation to the sale of its Heavy Oil Projects, during the preparation of its second quarter financial statements.  The Company corrected that error during the second quarter, which affected the reported results for its first quarter ended December 31, 2007.  In accounting for the proceeds from the sale of these assets during the first quarter, the Company erroneously included contingent consideration (in the form of the common stock of the acquirer) relating to the sale of assets that did not ultimately transfer to the buyer, in its accounting for the transaction.  The effect of the correction of this error during the second quarter was to understate the reported net loss by $0.9 million (and trading security losses), and overstate the reported first quarter net loss (and trading security losses) by the same amount.

4.
Related Party Consulting Agreement Termination – The Company discovered an error in its accounting for the termination of certain consulting services that had been provided by a significant shareholder, during the preparation of the second quarter financial statements.  The Company corrected that error during the second quarter, which affected the reported results for its first quarter ended December 31, 2007.  In conjunction with the termination of the consulting services, the Company made a clerical error in recording the reversal of amounts previously accrued, and in addition, made an error in determining the proper accounting for the transaction, which should have been recorded as a contribution to paid-in capital, versus a credit to general and administrative expense.  The effect of the correction of this error during the second quarter was to overstate the reported second quarter net loss and loss from operations by $0.4 million (and general and administrative expense), and understate the reported first quarter net loss and loss from operations (and general and administrative expense) by the same amount.

5.
Contingent Purchase Obligation – During the second quarter ended March 31, 2008, the Company recorded a $2.8 million intangible asset and offsetting contingent purchase obligation to recognize a financial guarantee in relation to capital costs incurred by a third party in conjunction with the construction of a gas gathering system and the provision of gas gathering services for its Buckskin Mesa Project.  The current arrangement is the product of successively increasing financial and legal commitments, with the majority of the underlying financial commitments being incurred during the first quarter ended December 31, 2007.  The Company determined that of the $2.8 million contingent purchase obligation recorded as of March 31, 2008, $2.3 million should have been recorded as of December 31, 2007, so the reported first quarter intangible assets and offsetting contingent purchase obligation were understated by that amount.

6.
Accrued Property Costs - During the preparation of the Company’s second financial statements for the period ended March 31, 2008, $0.7 million of unrecorded obligations relating to property accounts were discovered.  Such obligations should have been recorded during the first quarter ended December 31, 2007.  These costs were recorded as of March 31, 2008.  The effect of this error was to understate the Company’s accounts payable and property accounts by $0.7 million as of December 31, 2007.

7.
Maralex Transaction – On November 28, 2006, the Company entered into a lease and development agreement, with consideration of $2.9 million in the form of a note and 2.4 million shares of stock, for total consideration of approximately $7.1 million.  There were several amendments to the agreement resulting from the Company’s failure to pay the note under its terms, and several million additional shares of stock were issued to satisfy penalties and providing incentive for modifications to the loan terms.  The value of these share issuances were recorded as interest expense in the 2007 fiscal year.  On December 4, 2007, the Company was notified that 80% of the shares issued for the acquisition of the property and in relation to the modifications of the note agreement were being returned to the Company. The Company originally recorded this return of shares and the release of the leases and related unpaid liabilities to Maralex by reversing the $1.5 million unpaid balance of the note against the Company’s full cost pool and then reversing the $5.5 million balance of the full cost pool amount against additional paid-in capital. The Company should have accounted for the return of the shares at the then fair value of the shares, resulting in approximately $4.1 million that should have remained in the full cost pool as of December 31, 2007, and therefore subject to potential impairment. This error is the most significant of the errors that have been discovered since the Company filed its initial disclosure under this Item 4.02 on August 14, 2008.

In addition to the errors described above, the Company has also discovered other errors affecting the Company’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2007, March 31, 2008 and June 30, 2008.  Management believes that these errors do not change the types of risks described in the risk factors contained in its Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and its registration statement on Form S-1 filed June 30, 2008.  The Company expects to complete its analysis of the financial statements for the prior periods and file the amended Quarterly Reports prior to the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

The Company’s management and Audit Committee discussed the above matters with Eide Bailly LLP .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION
November 20, 2008	By /s/ Charles Josenhans Charles Josenhans Interim Chief Financial Officer